UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEONODE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025

The following information relates to the proxy statement of Neonode Inc. (“we”, “us”, “our”, “company,” or “Neonode”) filed with the Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”), in connection with the 2025 Annual Meeting of Stockholders to be held on June 12, 2025 at 3:00 p.m. local time at Neonode’s principal executive office located at Karlavägen 100, 115 26 Stockholm, Sweden, for the purposes set forth on the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. All capitalized terms used but not otherwise defined in this Supplement (the “Supplement”) have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement is being filed to correct an inadvertent error related to the number of shares of common stock (“Common Stock”) reported as outstanding on April 21, 2025 (the “Record Date”). The Proxy Statement previously provided that 15,359,481 shares of Common Stock were outstanding as of the Record Date when it should have provided that there were 16,782,922 shares of Common Stock outstanding as of the Record Date. This change affects the disclosure as reported on page 1 of the Proxy Statement under the heading “Who is entitled to vote?” and on page 23 of the Proxy Statement under the heading “Beneficial Ownership Table.”

Except as amended by information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement does not reflect any other events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, any references to the “Proxy Statement” in the proxy materials for the Annual Meeting are to the Proxy Statement as supplemented by this Supplement.

* * * * *

The disclosure on page 1 of the Proxy Statement under the heading “Who is entitled to vote?” is hereby replaced in its entirety with the following:

Who is entitled to vote?

The record date for the 2025 Annual Meeting is April 21, 2025. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. As of the record date, 16,782,922 shares of our common stock were issued and outstanding.

The disclosure on page 23 of the Proxy Statement under the heading “Beneficial Ownership Table” is hereby replaced in its entirety with the following:

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 Beneficial Ownership Table

The following table presents certain information regarding the beneficial ownership of shares of our common stock by: (i) each director; (ii) each of the named executive officers, as identified under “Summary Compensation Table” in the Executive Compensation section above; (iii) all of our current directors and executive officers as a group; and (iv) principal stockholders known by us to be beneficial owners of more than five percent of common stock.

Percentage ownership is based on 16,782,922 shares of our common stock as of April 21, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are exercisable at the present time or within 60 days of April 21, 2025 are considered outstanding; however, these shares are not considered outstanding when computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Neonode Inc., Karlavägen 100, 115 26 Stockholm, Sweden.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Class
Directors and Named Executive Officers
Ulf Rosberg(1)	1,854,068	11.05%
Peter Lindell(2)	1,799,032	10.72%
Per Löfgren	1,500	*
Didier Schreiber	—	*
Urban Forssell(3)	55,500	*
Fredrik Nihlén	16,190	*
Pierre Daniel Alexus	—	*
All Current Directors and Executive Officers as a Group (6 persons)	3,670,790	21.87%

Principal Stockholders
Forsakringsaktiebolaget Avanza Pension Box 13129 Stockholm, Sweden 10303	1,267,016	7.55%

*	Less than 1%

(1)	Held by UMR Invest AB, an entity beneficially owned by Mr. Rosberg.

(2)	The number of shares beneficially owned by Mr. Lindell includes 1,779,032 shares held by Cidro Forvaltning AB, an entity beneficially owned by Mr. Lindell, and 20,000 shares held in a capital insurance account, over which Mr. Lindell has dispositive (but not voting) power.

(3)	Dr. Forssell is a named executive officers, as identified under “Summary Compensation Table” in the Executive Compensation section above. He resigned from his position of President and Chief Executive Officer effective April 10, 2024.

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